EXHIBIT 10.27

                                LOAN AGREEMENT


     THIS LOAN AGREEMENT (this "Agreement") is made and entered into as of ___________, 1996, by and between STECK-VAUGHN COMPANY (the "Borrower"), a Delaware corporation, and NATIONSBANK OF TEXAS, N.A. ("Lender"), a national banking association, who agree as follows:


1.   Definitions.

     Unless a particular word or phrase is otherwise defined or the context otherwise requires, each of the following-listed terms, as used in this Agreement, has the meaning indicated below (such meaning to be applicable to both the singular and plural forms of such term):

     Each of the terms Accounts, Account Debtor, Equipment, Inventory and General Intangibles shall have the respective meanings assigned to that term in the Texas Uniform Commercial Code - Secured Transactions in force on the date of this Agreement.

     Advance shall mean an advance of funds by Lender, pursuant to this Agreement or one of the other Loan Documents.

     Affiliate shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise. If any Person shall own, directly or indirectly, twenty percent (20%) or more of the indicia of equity rights (whether outstanding capital stock or otherwise) of another Person, such Person shall be deemed to be an Affiliate.

     Annual Audited Financial Statements shall mean the annual financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of that Person's fiscal year and an income statement and a statement of cash flow for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with Generally Accepted Accounting Principles and accompanied by a report and opinion of independent certified public accountants satisfactory to Lender, which shall state that such financial statements, in the opinion of such accountants, present fairly the financial position of such Person as of the date thereof, and the results of that Person's operations for the period covered thereby, in conformity with Generally Accepted Accounting Principles.

     Borrowing Base shall mean, as of any particular time, an amount equal to the sum of (i) 85.0% of the Eligible Accounts, plus (ii) 50.0% of the value (as carried on Borrower's books) of the Eligible Inventory.

     Borrowing Base Report shall mean a report, in substantially the form of Exhibit "A," attached hereto, duly completed and signed by the chief financial officer or treasurer of Borrower.

     Business Day shall mean a day when Lender is open for business in Austin, Texas.

     Business Entity shall mean corporations, partnerships, joint ventures, joint stock associations, business trusts and other business entities.

     Chapter One shall mean Chapter One of the Texas Credit Code, as in effect on the date of this Agreement.

     Code shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

     Collateral shall mean all accounts, inventory and proceeds now or hereafter subject to the Security Agreement, or intended so to be.

     Commitments shall mean the commitments to lend funds under Article 2 of this Agreement.

     Contract Rate has the meaning designated in Section 3.1.

     Current Accounts Receivable shall mean all Accounts that, as of the date of any determination of Current Accounts Receivable: (a) are, or were, due and payable not more than ninety (90) days from the date of the invoice or agreement evidencing same; (b) have been billed within thirty (30) days after the shipment of the goods or the providing of services giving rise to such Accounts; (c) were billed not more than ninety-one (91) days before such date of determination; (d) arise from the performance of services by the obligee of the Account which have been fully performed, or from the absolute sale and delivery of goods, subject to normal return policies, by the obligee of the Account in which such obligee had the sole and complete ownership; (e) are not subject to set-off, counterclaim, defense, allowance or adjustment (other than discounts for prompt payment shown on the invoice) or to dispute, objection or complaint by the Account Debtor concerning its liability on the Account;
(f) arose in the ordinary course of business of the obligee thereon; and
(g) are owed by an Account Debtor that is not bankrupt or insolvent.

     Current Credit Limit has the meaning designated in Section 2.1.2.

     Debt to EBITDA Ratio shall mean, as of the end of any Person's fiscal year, the ratio of (i) such Person's EBITDA for that year, to (ii) the unpaid, principal balance of all Indebtedness (other than Subordinated Debt) for borrowed money, and all lease obligations, owed by such Person, at the end of such fiscal year.

     EBITDA shall mean Net Income, plus (a) depreciation, depletion, obsolescence and amortization of Property determined in accordance with Generally Accepted Accounting Principles, plus (b) changes in deferred taxes, reserves and other non-cash charges deducted from receipts in accordance with Generally Accepted Accounting Principles in determining Net Income, plus (c) interest, plus (d) income tax.

     Eligible Account Debtor shall mean an Account Debtor who is neither (i) an Affiliate of Borrower, nor (ii) an Account Debtor with whom Borrower has suspended doing business.

     Eligible Accounts shall mean all Current Accounts Receivable that are owed to Borrower, by an Eligible Account Debtor, and in which Lender either (i) holds a first-priority, perfected security interest, or (ii) would hold a first-priority, perfected security interest if the Security Effective Date had occurred and Lender had properly filed the Financing Statements.

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     Eligible Inventory shall mean all Inventory that consists of finished goods produced by Borrower and owned and held by Borrower for sale, and all unused paper owned by Borrower and intended for use in producing such finished goods, in which Lender either (i) holds a first-priority, perfected security interest, or (ii) would hold a first-priority, perfected security interest if the Security Effective Date had occurred and Lender had properly filed the Financing Statements.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

     Event of Default shall mean any of the events specified as an Event of Default in Section 8 of this Loan Agreement; provided there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and Default shall mean any of such events, whether or not any such requirement has been satisfied.

     Financing Statements shall mean all such Uniform Commercial Code financing statements as Lender shall require, in Proper Form, duly executed by Borrower or others to give notice of and to perfect or continue perfection of Lender's security interest in all Collateral.

     Generally Accepted Accounting Principles shall mean, as to a particular Person, such accounting practice as, in the opinion of the independent accountants of recognized standing regularly retained by such Person and acceptable to Lender, conforms at the time to generally accepted accounting Principles, consistently applied. Generally accepted accounting principles means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent financial statements of the relevant Person furnished to Lender, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in cash flow, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board in order for such principle or practice to continue as a Generally Accepted Accounting Principle or practice, all reports and financial statements required hereunder may be prepared in accordance with such change only after written notice of such change is given to Lender.

     Governmental Authority shall mean the United States of America, any State of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court, other tribunal having jurisdiction over Lender, or Borrower, or any of their respective Properties.

     Guaranty Agreement shall mean that certain Guaranty Agreement dated of even date with this Agreement and signed by Guarantor, by which Guarantor guarantees payment of all Indebtedness now or hereafter evidenced by any one
(1) or more of the Notes.

     Guarantor shall mean Steck-Vaughn Publishing Corporation, a Delaware corporation that owns 100% of the equity interests in the Borrower.

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     Hazardous Materials shall mean (i) any "hazardous waste" as defined by the
Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder;
(ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder; (iii) asbestos; (iv) polychlorinated biphenyls; (v) any substance the presence of which on any of Borrower's Properties is prohibited by any Governmental Authority; and (vi) any other substance which by any governmental requirement requires special handling in its collection, storage, treatment or disposal.

     Hazardous Materials Contamination shall mean the contamination (whether presently existing or hereafter occurring) of the improvements, facilities, soil, ground water, air or other elements on, or of, any of Borrower's Properties by Hazardous Materials, or the contamination of the buildings, facilities, soil, ground water, air or other elements on, or of, any other property as a result of Hazardous Materials at any time (whether before or after the date of the Deed of Trust) emanating from any of Borrowers' Properties.

     Highest Lawful Rate shall mean the maximum nonusurious rate of interest permitted to be charged, contracted for, received or collected by applicable federal or Texas law (whichever shall permit the higher lawful rate) from time to time in effect. At all times, if any, as Chapter One shall establish the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" (as defined in Chapter One) from time to time in effect.

     Indebtedness shall mean and include all items which in accordance with Generally Accepted Accounting Principles would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits); provided, that such term shall not mean or include any Indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) have been deposited with a depository, agency or trustee acceptable to Lender in trust for the payment thereof.

     Investment shall mean the purchase or other acquisition of any securities or Indebtedness of, or the making of any loan, advance, transfer of Property or capital contribution to, or the incurring of any liability, contingent or otherwise, in respect of the Indebtedness of, any Person.

     Legal Requirement shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

     Lending Limit shall mean the limit imposed by one or more Legal Requirements on the liability of Borrower to Lender.

     Lien shall mean any security interest, pledge, lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, to secure performance of any obligation.

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     Loan Documents shall mean this Agreement, the Notes, the Guaranty
Agreement, all Security Documents, all instruments, certificates and agreements now or hereafter executed or delivered to Lender pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

     Loans shall mean the loans described in Article 2 of this Agreement. Loan shall mean any of the Loans.

     NEC means National Education Corporation, a Delaware corporation.

     Net Income shall mean gross revenues and other proper income credits, less all proper income charges (including taxes), all determined in accordance with Generally Accepted Accounting Principles; provided, that there shall not be included in such revenues (i) any income representing the excess of equity in any Subsidiary at the date of acquisition over the investment in such Subsidiary, (ii) any interest in the undistributed earnings of any Person which is not a Subsidiary, (iii) any earnings of any Subsidiary for any period prior to the date such Subsidiary was acquired, (iv) any gains resulting from the write-up of assets, (v) any proceeds of any life insurance policy, or (vi) any gain which is classified as "extraordinary" in accordance with Generally Accepted Accounting Principles.

     Notes shall mean the notes described in Article 2 of this Agreement, together with all renewals, amendments, modifications, extensions and rearrangements of, and substitutions for, any of such notes. Note shall mean any of the Notes.

     Officer's Certificate shall mean a certificate signed in the name of the relevant Business Entity by either its President, one of its Vice Presidents, its Treasurer, its Secretary or one of its Assistant Treasurers or Assistant Secretaries, or any of its General Partners.

     Opinion Letter shall mean the opinion letter of counsel for Borrower, in Proper Form.

     Organizational Documents shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; and with respect to a trust, the written instrument establishing such trust; in each case including any and all modifications thereof.

     Parties shall mean all Persons other than Lender executing any Loan
Document.

     Past Due Rate shall mean the lesser of (i) the Highest Lawful Rate, or
(ii) the Prime Rate plus three percent (3.0%).

     Permitted Investments shall mean all investments allowed by the Borrower's current investment policy, a copy of which has been provided to Lender.

     Person shall mean any individual, Business Entity, trust, unincorporated organization, Governmental Authority or any other form of entity.

     Plan shall mean any plan subject to Title IV of ERISA and maintained for employees of Borrower or of any member of a "controlled group of corporations", as such term is defined in the Code, of which Borrower, or any of its Subsidiaries, is a part, or any such plan to which Borrower, or any of its Subsidiaries, is required to contribute on behalf of its employees.

     Pre-Tax Income shall mean Net Income plus federal income taxes, state income taxes and international income taxes.

     Prime Rate shall mean the varying rate so designated by Lender, and established by Lender, from time to time as one of Lender's general reference rates for calculating interest. The Prime Rate is a reference rate and is not necessarily the lowest rate actually charged to any customer. Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     Proper Form shall mean in form and substance reasonably satisfactory to Lender.

     Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

     Quarterly Unaudited Financial Statements shall mean the quarterly financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such quarter and an income statement and a statement of cash flow for such fiscal quarter, and for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures for the corresponding fiscal quarter of the preceding year, prepared in accordance with Generally Accepted Accounting Principles and certified by the president, treasurer or chief financial officer of such Person as being true and correct and fairly reflecting the financial position of such Person as of the date thereof and the results of its operations for the period covered thereby, subject to said normal year-end adjustments.

     Security Agreement shall mean the Security Agreement dated of even date with this Agreement and signed by Borrower, covering Borrower's Accounts and Inventory.

     Security Documents shall mean this Agreement, the Security Agreement, and any and all Financing Statements now or hereafter executed and delivered by any Person (other than solely by Lender) in connection with, or as security for the payment or performance of, the Notes or any Indebtedness created under this Agreement.

     Security Effective Date has the meaning designated in the Security
Agreement.

     Subsidiary shall mean, as to Borrower, any Business Entity of which forty percent (40%) or more of the indicia of equity rights (whether outstanding capital stock or otherwise) is at the time directly or indirectly owned by Borrower, or by one or more of its Subsidiaries.

     Subordinated Debt shall mean Indebtedness that has been, pursuant to a written agreement that is acceptable to Lender, subordinated by the owner, or obligee, thereof, to Indebtedness owed, or to become owing, to Lender.

     Tangible Net Worth shall mean total assets (valued at cost less normal depreciation) except Investments that are not Permitted Investments, less
(1) all intangibles, (2) all liabilities, and (3) all Indebtedness and other amounts owed by NEC, all determined in accordance with Generally Accepted Accounting Principles. The term "intangibles" shall include, without limitation, (i) deferred charges (other than deferred marketing expense),
(ii) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired (other than any FASB 115 write-up of assets to market value), and (iii) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expenses and other like intangibles; except that "intangibles" shall not include prepaid items. The term "liabilities" shall include, without limitation, (i) Indebtedness secured by Liens on Property of the Person with respect to which Tangible Net Worth is being computed whether or not such Person is liable for the payment thereof, (ii) deferred liabilities, and (iii) obligations under leases which have been capitalized.

     $15,000,000.00 Note has the meaning designated in Section 2.1.

     The following terms shall have the respective meanings ascribed to them in the Texas Business and Commerce Code as enacted and in force in the State of Texas on the date hereof:

     accessions, continuation statement, fixtures, proceeds, security interest and security agreement.

2.   The Loans.

     2.1  The $15,000,000.00 Revolving Loan.

          2.1.1 Borrower has signed, and delivered to Lender, a Revolving Promissory Note (the "$15,000,000.00 Note") in the stated principal amount of $15,000,000.00 dated of even date herewith and made payable to the order of Lender. Lender shall, subject to the terms and conditions of this Agreement, make a Revolving Loan to Borrower that will create indebtedness evidenced by the $15,000,000.00 Note. That Revolving Loan will be made by the making of one or more Advances. Lender's agreement to make such Revolving Loan establishes a $15,000,000.00 line of credit (the "$15,000,000.00 Line of Credit"); and each Advance made under the $15,000,000.00 Line of Credit shall, at the time such Advance is made, create principal indebtedness evidenced by the $15,000,000.00 Note, in the amount of that Advance.

          2.1.2 Lender shall have no obligation to make any Advance under the $15,000,000.00 Line of Credit on or after June 10, 1998. In addition, Lender shall have no obligation to make an Advance under the $15,000,000.00 Line of Credit if making that Advance would cause the unpaid principal balance of the $15,000,000.00 Note to exceed the Current Credit Limit. As of any particular date, and until June 10, 1997, the Current Credit Limit shall equal the lesser of (i) $15,000,000.00, or (ii) the Borrowing Base. As of any particular date beginning on June 10, 1997, and continuing until June 10, 1998, the Current Credit Limit shall equal the lesser of (i) the amount by which $15,000,000.00 exceeds the unpaid principal balance of the First Term Note, or (ii) the Borrowing Base. Borrower shall not, at any time, allow the unpaid principal balance of the $15,000,000.00 Note to exceed the Current Credit Limit. Borrower shall not at any time allow the sum of the unpaid principal balances of the First Term Note and the Second Term Note to exceed an amount equal to the Borrowing Base.

          2.1.3 Within sixty (60) days after Lender receives Borrower's Annual Audited Financial Statements for Borrower's 1995 fiscal year, Lender will give Borrower notice of Lender's intentions regarding renewal and extension of the $15,000,000.00 Line of Credit. However, Lender shall not be obligated to renew or extend the $15,000,000.00 Line of Credit on the same terms or on any other terms. If Lender fails to give such notice, Borrower's sole remedy shall be to receive such a notice promptly after Borrower's request therefor.

          2.1.4 Beginning on the date of this Agreement and continuing until June 10, 1998, a commitment fee shall accrue daily with respect to the unused portion of the $15,000,000.00 Line of Credit. The amount of that fee that shall accrue each day shall equal the product of (i) 1/360 times (ii) .0025 times (iii) the amount by which a certain difference exceeds the outstanding, unpaid principal balance of the $15,000,000.00 Note, on such day; such certain difference being the difference produced by subtracting the unpaid, principal balance of the First Term Note from $15,000,000.00. On each date when a payment is due under the $15,000,000.00 Note (or would be due if any accrued interest were owing thereunder), Borrower shall pay to Lender the accrued, unpaid portion of such commitment fee.

          2.1.5 If Borrower has not previously paid an initial commitment fee of $18,750.00 to Lender, in consideration of Lender's agreement to make the Loans, then Borrower shall promptly pay such initial commitment fee, in cash, to Lender.

     2.2  The Term Loans.

          2.2.1 Subject to the terms and conditions hereof, Lender shall make, and Borrower shall accept, the First Term Loan on June 10, 1997. The First Term Loan shall be in an amount equal to the lesser of (i) the unpaid, principal balance of the $15,000,000.00 Note on June 10, 1997, or (ii) the Borrowing Base on June 10, 1997. The First Term Loan shall be made by Borrower's execution and delivery to Lender, and Lender's acceptance of, a Promissory Note (the "First Term Note") in the form attached hereto as Exhibit "B"; and, the delivery and acceptance of the First Term Note shall be in renewal and extension of unpaid principal indebtedness evidenced by the $15,000,000.00 Note immediately before the execution and delivery of the First Term Note. The stated principal amount of the First Term Note shall be the amount of the First Term Loan.

          2.2.2 Subject to the terms and conditions hereof, Lender shall make, and Borrower shall accept, the Second Term Loan on June 10, 1998. The Second Term Loan shall be in an amount equal to the lesser of (i) the unpaid, principal balance of the $15,000,000.00 Note on June 10, 1998, or (ii) the amount by which the Borrowing Base exceeds the unpaid balance of the First Term Note on June 10, 1998. The Second Term Loan shall be made by Borrower's execution and delivery to Lender, and Lender's acceptance of, a Promissory Note (the "Second Term Note") in the form attached hereto as Exhibit "C"; and, the delivery and acceptance of the Second Term Note shall be in renewal and extension of unpaid principal indebtedness evidenced by the $15,000,000.00 Note immediately before the execution and delivery of the Second Term Note. The stated principal amount of the Second Term Note shall be the amount of the Second Term Loan.

     2.3 Prepayments. Borrower may prepay any and all of the indebtedness evidenced by one or more of the Notes, in whole or in part, if: (i) Borrower simultaneously pays all interest that has accrued on any principal indebtedness that is prepaid; (ii) Borrower gives notice of the proposed prepayment, to Lender, in the manner specified in Section 9.2, at least three (3) Business Days before the Business Day of the proposed prepayment; (iii) each partial prepayment is to be applied to principal installments, if any, in the inverse order of maturity; and (iv) any prepayment is made within either a Prime Interest Period or the last three (3) Business Days of a LIBO Interest Period.

3.   Pre-Maturity Interest Rate.

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     3.1  Rate Options.  The Contract Rate during each Interest Period shall be determined in accordance with the provisions of this Article 3. At any time that is at least three (3) Business Days, but not more than five (5) Business Days, before the beginning of an Interest Period, Borrower may exercise an option (the "Rate Option") to designate a LIBO Rate for that Interest Period. Borrower may exercise the Rate Option by either (i) giving written notice of such exercise to Lender, which notice shall identify the first day of such Interest Period and the length of such Interest Period (which length must be either one month, two months, three months or six months), or (ii) giving notice to Lender in any other manner acceptable to Lender. If the Rate Option is so exercised, then a LIBO Interest Period of the length specified in that notice shall begin on the date specified in that notice. For each LIBO
Interest Period (i.e., an Interest Period with respect to which a Rate Option has been exercised), the LIBO Rate shall be:

          (i) Lender's 30-Day LIBO Rate plus the Additional Percentage, if that LIBO Interest Period is one month;

         (ii) Lender's 60-Day LIBO Rate plus the Additional Percentage, if that LIBO Interest Period is two months;

        (iii) Lender's 90-Day LIBO Rate plus the Additional Percentage, if that LIBO Interest Period is three months; and

         (iv) Lender's 180-day LIBO Rate plus the Additional Percentage, if that LIBO Interest Period is six months.

For each Prime Interest Period, the Contract Rate shall be the Prime-Based
Rate.

     3.2 Definitions. Each of the following-stated terms has the meaning indicated:

          (a) "Interest Period" means either a LIBO Interest Period or a Prime Interest Period.

          (b) "LIBO Interest Period" means a period beginning on the commencement date specified in a notice that is given to exercise a Rate Option and ending (i) immediately before the numerically corresponding day in the first, second, third or sixth calendar month after the month that includes such commencement date, or (ii) if such first, second, third or sixth calendar month has no such numerically corresponding day, then at the end of the last day of such month.

          (c) "Prime Interest Period" means any period of one day, or two or more consecutive days, for which no Rate Option has been exercised.

          (d) Each of the terms "30-Day LIBO Rate, "60-Day LIBO Rate," "90-Day LIBO Rate," and "180-Day LIBO Rate" means the rate so designated by Lender and established by Lender from time to time with reference to the rate(s) at which deposits in U.S. Dollars are offered to Lender in the interbank eurodollar market, for periods of 30 days, 60 days, 90 days and 180 days, respectively; and those rates may not be the lowest rates charged by Lender.

          (e) The Additional Percentage shall be 1.50% unless adjusted in accordance with this Paragraph (e). If, before Borrower's Annual Audited Financial Statements for 1996 are available, Borrower advises Lender that, in Borrower's opinion, Borrower's operating income (determined in accordance with Generally Accepted Accounting Principles) for 1996 will be at least $14,000,000.00, then the Additional Percentage shall be adjusted to 1.30% effective as of the first day of Borrower's 1997 fiscal year; provided, however, that if Borrower's Annual Audited Financial Statements for 1996 show that such operating income was not at least $14,000,000.00, then such adjustment in the Additional Percentage shall be of no effect, so that the Additional Percentage for 1997 shall be 1.50%. If, before Borrower's Annual Audited Financial Statements for 1997 are available, Borrower advises Lender that, in Borrower's opinion, Borrower's operating income for 1997 will be at least $17,000,000.00, then the Additional Percentage shall be adjusted to 1.25% effective as of the first day of Borrower's 1998 fiscal year; provided, however, that if Borrower's Annual Audited Financial Statements for 1997 show that such operating income was not at least $17,000,000.00, then such adjustment in the Additional Percentage shall be of no effect, so that the Additional Percentage for 1998 and each year thereafter shall be 1.50%. If Borrower's operating income for 1997 is at least $17,000,000.00, then the Additional Percentage shall be 1.25% thereafter until the date immediately following Borrower's first fiscal year, if any, in which its operating income is less than $17,000,000.00; and, on such date, the Additional Percentage shall return to 1.50% and remain at 1.50% at all times thereafter. Any calculation of accrued interest based on an Additional Percentage that is less than 1.50% shall be provisional unless and until a determination is made from Borrower's Annual Audited Financial Statements that the Additional Percentage was appropriately adjusted.

          (f) The "Prime-Based Rate" shall be the Prime Rate, except that at any time when the Additional Percentage is less than 1.50%, the Prime-Based Rate shall be the difference produced by subtracting 0.25% from the Prime Rate.

     3.3 Special Provisions Regarding the Contract Rate. If Lender determines (which determination shall be presumed correct absent evidence of error):

     (i) Unavailability. At the beginning of any LIBO Interest Period, that by reason of any one (1) or more circumstances arising on or after the date of this Agreement, dollar deposits in an amount substantially equal to the unpaid balance of the Loans (and for a period substantially equal to the LIBO Interest Period) are not generally available in the interbank eurodollar market, or adequate and fair means do not exist for ascertaining the LIBO-Based Rate, then the Contract Rate during that Interest Period shall equal the Prime-Based Rate until Lender notifies Borrower that such circumstances no longer exist.

   (ii) Illegality. At any time, that the initiation, or continued use, of the LIBO-Based Rate as a basis for determining the Contract Rate has become unlawful under Lender's good faith interpretation of any law, governmental rule, regulation, guideline or order (or would conflict with any such rule, regulation, guideline or order not having the force of law), or has become impractical as a result of a contingency occurring on or after the date of this Agreement which materially and adversely affects the interbank eurodollar market, then the Contract Rate shall thereafter equal the Prime-Based Rate.

4.   Conditions.

     4.1 All Advances. Lender's obligation to make any Advance is subject to the accuracy of all Borrower's representations and warranties when made and on the date of such Advance, to Borrower's performance of its obligations under the Loan Documents, and to satisfaction of the following additional conditions:

(a) Lender shall have received the following, all of which shall be duly executed and in Proper Form: (1) the signed Note that will evidence indebtedness created by such Advance; (2) the Guaranty Agreement and such other documents as Lender may reasonably require; and (3) if the Security Effective Date has occurred, evidence satisfactory to Lender as to the perfection and first-priority of the security interests granted by the Security Documents;
(b) no Default or Event of Default shall have occurred and be continuing;
(c) making such Advance shall not be prohibited by, or subject Lender to any penalty or onerous condition under, any Legal Requirement, including but not limited to, any Lending Limit; and (d) Borrower shall have paid all expenses of the type described in Section 9.8 hereof through the date of such Advance.

     4.2 First Advance. In addition to the matters described in Section 4.1 hereof, Lender's obligation to make the first Advance is subject to Lender's receipt of each of the following, in Proper Form: (a) the signed $15,000,000.00 Note; (b) a Certificate of Corporate Resolution executed by the Secretary and the President of Borrower dated as of the date hereof; (c) a certificate from the Secretary of State or other appropriate public official of Delaware as to Borrower's continued existence and good standing; (d) a certificate from the appropriate public official of the State of Texas as to Borrower's due qualification and good standing; (e) the Security Documents; (f) the Opinion Letter; and (g) policies or certificates of insurance addressed to Lender reflecting the insurance required by Section 6.9 hereof; and to the further condition that, at the time of the first Advance, all legal matters incident to the transactions herein contemplated shall be satisfactory to counsel for Lender.

     4.3  Term Loans.  In addition to the matters described in Sections 4.1 and
4.2 hereof, Lender's obligation to make each of the First Term Loan and the Second Term Loan is subject to Lender's receipt, in Proper Form, of the signed First Term Note and the signed Second Term Note, respectively.

5. Representations and Warranties. To induce Lender to enter into this Agreement and to make the Loans, Borrower represents and warrants to Lender, as of the date hereof, as follows:

     5.1 Organization. Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware; has all power and authority to conduct its business as presently conducted; and is duly qualified to do business, and in good standing, in the State of Texas.

     5.2 Financial Statements. Borrower's financial statements and Guarantor's financial statements that have been delivered to Lender fairly present, in accordance with Generally Accepted Accounting Principles, the financial condition and the results of operations of Borrower as at the dates and for the periods indicated. Since the date of the most-recent of such financial statements, (i) no material adverse change has occurred in the assets, liabilities, financial condition, business or affairs of Borrower, (ii) Borrower has not become subject to any instrument or agreement materially and adversely affecting its financial condition, business or affairs, and (iii) Borrower has not engaged in any transaction outside the ordinary course of Borrower's business, as that business was conducted before such date, that materially and adversely affected its financial condition, business or affairs.

     5.3 Enforceable Obligations; Authorization. The Loan Documents are legal, valid and binding obligations of the Parties, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action of each of the Parties; are within the power and authority of each of the Parties; do not and will not contravene or violate any Legal Requirement or the Organizational Documents of any Party; to the best of Borrower's knowledge do not and will not result in the breach of, or constitute a default under, any agreement or instrument by which any Party or any of its Property may be bound or affected; and do not and will not result in the creation of any Lien upon any Property of any Party except as expressly contemplated therein. All necessary permits, registrations and consents for such making and performance have been obtained. Except as otherwise expressly stated in the Security Documents, the Liens of the Security Documents will constitute valid, perfected, first-priority Liens in the Property described therein.

     5.4 Other Debt. Borrower is not in default in the payment of any Indebtedness or under any mortgage, deed of trust, security agreement, lease or other agreement to which it is a party. Except as set forth in Borrower's financial statements delivered to Lender, or as otherwise previously disclosed in writing to Lender, Borrower has no Indebtedness for borrowed money.

     5.5 Litigation. Except as heretofore disclosed to Lender in writing, there is no litigation or administrative proceeding pending or, to the knowledge of Borrower, threatened against, nor any outstanding judgment, order or decree affecting, Borrower or any of its Properties before or by any Governmental Authority. Borrower is not is in default with respect to any judgment, order or decree of any Governmental Authority in any manner, or to any extent, that materially and adversely affects its financial condition, business or affairs.

     5.6 Title. Borrower has good and marketable title to the Collateral, free and clear of all Liens other than those permitted by Section 7.1.

     5.7 Taxes. Borrower has filed all tax returns required to have been filed and paid all taxes due, except those for which extensions have been obtained and those which are being contested in good faith and reserves deemed adequate by Lender have been established therefor. Borrower is not aware of any pending investigation by any taxing authority which in the event of an adverse determination would have a material, adverse impact on Borrower's financial condition or business prospects.

     5.8  Subsidiaries.  Borrower has no Subsidiaries.

     5.9 Representations by Others. All written statements made by or on behalf of Borrower, in connection with any Loan Document shall not be untrue or incorrect in any material respect.

     5.10 Investment Company Act Not Applicable. Neither Borrower or any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     5.11 Public Utility Holding Company Act Not Applicable. Neither Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or an affiliate of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     5.12 Regulations G, T, U and X. None of the proceeds of any Loan will be used for the purpose of purchasing or carrying, directly or indirectly, any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System ("margin stock") or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any other purpose which would constitute this transaction a "purpose credit" within the meaning of said Regulation U, as now in effect or as the same may hereafter be in effect. Neither Borrower nor any of its Subsidiaries will take or permit any action which would involve Lender in a violation of Regulation G, Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or a violation of the Securities Exchange Act of 1934, in each case as now or hereafter in effect.

     5.13 ERISA. No Reportable Event (as defined in Section 4043(b) of ERISA) has occurred with respect to any Plan. Each Plan complies with all applicable provisions of ERISA, and Borrower and each of its Subsidiaries have filed all reports required by ERISA and the Code to be filed with respect to each Plan. Borrower has no knowledge of any event which could result in a liability of Borrower or any of its Subsidiaries to the Pension Benefit Guaranty Corporation. Borrower and its Subsidiaries have met all requirements with respect to funding the Plans imposed by ERISA or the Code. Since the effective date of Title IV of ERISA there have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances which would cause the lien provided under Section 4068 of ERISA to attach to any Property of Borrower or any of its Subsidiaries. The value of the Plans' benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plans' assets allocable to such benefits as of the date of this Agreement and shall not be permitted to do so hereafter.

     5.14 No Financing of Corporate Takeovers. None of the proceeds of any Loan will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

     5.15 Franchises, Co-licenses, etc. To the best of Borrower's knowledge, Borrower owns or has obtained all the material governmental permits, certificates of authority, leases, patents, trademarks, service marks, trade names, copyrights, franchises and licenses, and rights with respect thereto, required or necessary in connection with the conduct of its business as presently conducted.

     5.16 Survival of Representations, Etc. All representations and warranties made by Borrower hereunder shall survive the delivery of the Notes to Lender and the making of the Loans hereunder, and no investigation at any time made by or on behalf of Lender shall diminish Lender's rights to rely thereon. All statements contained in any certificate or other written instrument delivered by Borrower or by any Person authorized by Borrower under or pursuant to this Agreement or in connection with the transactions contemplated hereby shall not be untrue or incorrect in any material respect.

6.   Affirmative Covenants.

     Until (i) the termination of this Agreement, (ii) payment in full of the Notes, and (iii) performance of all obligations of Borrower under the Loan Documents, Borrower shall do, and if necessary cause to be done, each and all of the following:

     6.1 Taxes, Existence, Regulations, Property, Etc. At all times (a) pay before delinquency all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same are contested in good faith, with reserves deemed adequate by Lender established therefor; (b) do all things necessary to preserve its corporate existence, qualifications, rights and franchises in all states where such qualification is necessary; (c) comply with all applicable Legal Requirements in respect of the conduct of its business and the ownership of its Property;
(d) cause its Property to be protected, maintained and kept in good repair; and
(e) make such replacements and additions to its Property as are reasonably necessary to conduct its business.

     6.2 Financial Statements and Information. Furnish to Lender: (a) as soon as available and in any event within 120 days after the end of each fiscal year of Borrower, consolidated Annual Audited Financial Statements of Guarantor and Borrower, for such fiscal year; (b) as soon as available and in any event within 45 days after the end of each of the first three (3) quarters of each fiscal year of Borrower, consolidated Quarterly Unaudited Financial Statements of Guarantor and Borrower for such quarter; (c) concurrently with the financial statements provided for in Subsections (a) and (b) hereof, such schedules, computations and other information, in reasonable detail, as may be requested by Lender to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified as true, correct and complete by the President or principal financial officer of Borrower, and an Officer's Certificate, in the form of Exhibit "D," signed by the President or principal financial officer of Borrower; (d) as soon as available, and in any event within 21 days after the end of each month, a Borrowing Base Report, a report showing a detailed aging of the Borrower's Accounts, and a report showing an accounting and valuation of Borrower's Inventory, all dated as of the end of such month and signed by Borrower in Proper Form; (e) as soon as available and in any event within 120 days after the end of each of NEC's fiscal years, Annual Audited Financial Statements of NEC for such fiscal year; and (f) such other information relating to the financial condition and affairs of Guarantor and Borrower as from time to time may be requested by Lender.

     6.3 Debt to EBITDA Ratio. Cause Guarantor to maintain a Debt to EBITDA Ratio that does not exceed 2.0 at and as of the end of each of Guarantor's fiscal years.

     6.4 Tangible Net Worth. Cause Guarantor to maintain a Tangible Net Worth in an amount of $30,000,000.00, or more, at and as of the end of each of Guarantor's quarter-annual accounting periods, beginning with such accounting period that ends on December 31, 1996.

     6.5 Inspection. Permit Lender to inspect its Property, examine its files, books and records, make and keep copies thereof, and discuss its affairs with its officers and accountants, all at such times and intervals, and to such extent, as Lender reasonably desires.

     6.6 Further Assurances. Promptly execute and deliver any and all other and further instruments which may be requested by Lender to cure any defect in the execution and delivery of any Loan Document or more fully to describe particular aspects of Borrower's agreements set forth in the Loan Documents or so intended to be.

     6.7 Books and Records. Maintain its books of record and account in accordance with Generally Accepted Accounting Principles.

     6.8 Insurance. Maintain insurance with such insurers, on such of its Properties, in such amounts and against such risks as is reasonably satisfactory to Lender, and furnish Lender satisfactory evidence thereof promptly upon request. These insurance provisions are cumulative of the insurance provisions of the Security Documents. Upon request, Borrower shall cause Lender to be named as a beneficiary, loss payee as to hazard insurance and/or additional insured as to liability insurance (as required by Lender) of such insurance and shall provide Lender with copies of the policies of insurance and a certificate of the insurer that the insurance required by this
Section 6.9 may not be canceled, reduced or affected in any manner without thirty (30) days' prior written notice to Lender.

     6.9 Notice of Certain Matters. Notify Lender immediately upon acquiring knowledge of the occurrence of any of the following: the institution or threatened institution of any lawsuit or administrative proceeding that could reasonably be expected to materially and adversely affect Borrower's financial condition, business or affairs; the occurrence of any material adverse change in the assets, liabilities, financial condition, business or affairs of Borrower; or the occurrence of any Event of Default or any Default. Borrower will notify Lender in writing at least thirty (30) Business Days before the date that Borrower changes its name, the location of its chief executive office or principal place of business, or the place where it keeps its books and records.

     6.10 ERISA.  At all times:

          (a)  Maintain and keep in full force and effect each Plan;

          (b) Make contributions to each Plan in a timely manner and in an amount sufficient to comply with the minimum funding standards requirements of ERISA;

          (c) Immediately upon acquiring knowledge of any Reportable Event or of any "prohibited transaction," as such term is defined in the Code, in connection with any Plan, furnish Lender a statement executed by the president or chief financial officer of Borrower setting forth the details thereof and the action which Borrower proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto;

          (d) Notify Lender promptly upon receipt by Borrower or any of its Subsidiaries of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan and furnish to Lender copies of such notice;

          (e) Acquire and maintain in amounts satisfactory to Lender from either the Pension Benefit Guaranty Corporation or authorized private insurers, when available, the contingent employer liability coverage insurance required under ERISA;

          (f) If requested by Lender, furnish Lender with copies of the annual report for each Plan filed with the Internal Revenue Service not later than ten (10) days after such report has been filed; and

          (g) If requested by Lender, furnish Lender with copies of any request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or
     Section 412 of the Code promptly after the request is submitted to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be.

     6.11 Indebtedness. Pay timely all Indebtedness incurred by it and perform all covenants, and satisfy all conditions, connected therewith.

     6.<D Hazardous Materials. Borrower shall defend, indemnify and hold harmless Lender from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs or expenses (including, without limitation, reasonable attorneys' fees and remedial costs), suits, costs of any settlement or judgment and claims of any and every kind whatsoever which may now or in the future (whether before or after the release of any applicable Security Documents) be paid, incurred or suffered by or asserted against, Lender by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the placement on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from any of Borrower's Properties of any Hazardous Materials or any Hazardous Materials Contamination or arise out of or result from the environmental condition of any of Borrower's Properties or the applicability of any governmental requirement relating to Hazardous Materials (including, without limitation, CERCLA or any so-called federal, state or local "Superfund" or "Superlien" laws, statute, law, ordinance, code, rule, regulation, order or decree), where such Hazardous Materials or Hazardous Materials Contamination were caused by or within the control of Borrower. The representations, covenants and warranties contained in this Section 6.12, 7.7 shall survive the release of any applicable Liens held by Lender.

7.   Negative Covenants.

     Until (i) the termination of this Agreement, (ii) payment in full of the Notes, and (iii) performance of all obligations of Borrower to Lender under the Loan Documents, Borrower shall not do any of the following:

     7.1 Liens. Create or suffer to exist any Lien upon any inventory or accounts now owned or hereafter acquired by Debtor; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of such inventory or accounts; provided, however, that Borrower may create or suffer to exist:
(a) artisans' or mechanics' Liens arising in the ordinary course of business, and Liens for taxes, but only to the extent that payment thereof shall not be due; (b) Liens in favor of Lender; and (c) purchase money security interests taken or retained to secure payment of all or part of Borrower's purchase price for the Property subject to such security interests or Indebtedness incurred by Borrower, to enable Borrower to purchase the Property subject to such security interests; and, provided further, that Borrower may sell inventory in the ordinary course of Borrower's business.

     7.2 Contingent Liabilities. Directly or indirectly guarantee the performance or payment of, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person except for the endorsement of checks or other negotiable instruments in the ordinary course of business, Indebtedness owed to Lender, and obligations and liabilities of Borrower's Subsidiary.

     7.3 Liquidations and Dispositions. In any single transaction or series of transactions, directly or indirectly: (a) liquidate or dissolve; or
(b) sell, convey or lease substantially all of its assets.

     7.4 Distributions. At any time, make any distribution of any Property, other than cash dividends, to any of its stockholders.

     7.5 Nature of Business. Change the nature of its business, or enter into any business which is substantially different from the business in which it is presently engaged.

     7.6 Books and Records. Change the method by which it maintains its books and records.

     7.7 Hazardous Materials. Cause or permit any Hazardous Materials to be placed, held, used, located or disposed of on, under or at any of its Properties or any part thereof by any Person, or cause or permit any part of any of its Properties to be used as a manufacturing, storage or dump site for Hazardous Materials, or cause or suffer any liens to be recorded against any of its Properties as a consequence of, or in any way related to, the presence, remediation or disposal of Hazardous Materials in or about any of its Properties, including any so-called state, federal or local "Superfund" lien relating to such matters; provided, however, that this Section 6.12, 7.7 shall not prohibit Borrower from engaging in any activity in the ordinary course of Borrower's business.

     7.8 Extensions of Credit. Make any loan or advance to any individual, partnership, corporation or other entity except (i) loans to NEC or Guarantor, and (ii) other loans that, in the aggregate, never have an unpaid principal balance in excess of $500,000.00.

     7.9 Borrowings. Create, incur, assume or become liable in any manner for any Indebtedness in excess of an aggregate amount of $1,000,000.00, except for
(i) normal trade debts incurred in the ordinary course of Borrower's business,
(ii) existing indebtedness disclosed to Lender in writing and acknowledged by Lender before the date of this Agreement, (iii) Indebtedness owed to Lender, and (iv) Indebtedness incurred by Borrower to acquire, or in the acquisition of, other business entities or operations, as long as the sum of the aggregate outstanding balance of such "acquisition" Indebtedness plus the aggregate outstanding balance owing under the Notes does not exceed $15,000,000.00.

8.   Events of Default and Remedies.

     8.1 Events of Default. Each of the following-described events, subject to Section 8.4, shall be an Event of Default:

          (a) Borrower fails to pay any Indebtedness evidenced by any of the Notes, or any other amount owed under the Loan Documents, as and when due; or

          (b) Borrower or Guarantor fails to pay at maturity, or within any applicable period of grace, any principal or interest on any other obligation owed to Lender, or suffers to exist any circumstance under which Lender may declare such obligation due before its stated maturity; or Borrower fails to perform any covenant (other than any covenant contained in Sections ?, 6.3 and ? hereof) contained in any agreement made for Lender's benefit; or Borrower defaults under, or violates any material Legal Requirement in a way, or to an extent, that materially and adversely affects Borrower's financial conditions; or

          (c) Any representation or warranty made by Borrower in any of the Loan Documents proves to have been incorrect, false or misleading in any material respect when made; or

          (d) Borrower's failure to be in compliance with any covenant contained in Sections ? and ? hereof continues for a period of ten
     (10) days after Lender gives written notice of that failure to Borrower; or

          (e) A final judgment, or judgments in the aggregate, for the payment of money that would, if paid, cause Borrower to be in violation of the covenant contained in Section ? hereof is rendered against Borrower and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed; or

          (f) Borrower or Guarantor claims that at any time after the Security Effective Date Lender does not, or will not, have a valid, first-priority Lien as provided in the Loan Documents, on any Collateral purportedly provided by Borrower, or that either this Agreement or any one or more of the Notes is not a valid and binding obligation of Borrower, or that the Guaranty Agreement is not a valid and binding obligation of Guarantor; or

          (g) Borrower sells, encumbers, or abandons (except as otherwise expressly permitted by the Loan Documents) any of the Property now or hereafter subject to any of the Security Documents; or any levy, seizure or attachment is made thereof or thereon; or

          (h) Any order is entered in any proceeding against Borrower or Guarantor decreeing the dissolution, liquidation or split-up of Borrower or Guarantor, and such order remains in effect for 10 days; or

          (i) Borrower or Guarantor makes an assignment for the benefit of creditors, becomes insolvent, fails generally to pay its debts as they become due, petitions or applies to any tribunal for the appointment of a trustee, custodian, receiver, (or other similar official) of, or for, Borrower or Guarantor or of all or any substantial part of the assets of Borrower or Guarantor or commences a voluntary case or any other proceedings relating to Borrower or Guarantor under any bankruptcy, reorganization, compromise arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (herein called the "bankruptcy law") of any jurisdiction; or

          (j) Any petition or application is filed, or any such proceedings are commenced, against Borrower or Guarantor under the bankruptcy law of any jurisdiction, and Borrower or Guarantor by any act or omission indicates its approval, consent, or acquiescence, or an order for relief is entered in an involuntary case under the federal bankruptcy laws as now or hereafter constituted, or an order, judgment or decree is entered appointing any trustee, custodian, receiver, liquidator, or similar official for Borrower or Guarantor or any substantial part of the assets of either of them or adjudicating Borrower or Guarantor bankrupt or insolvent, or approving the petition in any such proceedings, and such order, judgment, or decree remains in effect for ninety (90) days; or

          (k) Borrower or Guarantor conceals, removes, or permits to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

          (l)  Borrower fails to be in compliance with the covenant in Section
     6.4 hereof; or

          (m) Any court finds or rules that at any time after the Security Effective Date Lender does not, or will not, have a valid, first-priority Lien as provided in the Loan Documents, on any Collateral purportedly provided by Borrower and Borrower fails to provide Lender with such a valid, first-priority Lien within thirty (30) days thereafter; or

          (n) The liquidation or dissolution of Guarantor, or Guarantor's sale, conveyance or lease of substantially all of its assets.

If an Event of Default occurs, then Lender shall have the right, subject to
Section 8.4 below, to do any or all of the following: (1) declare all, or any part, of all Indebtedness evidenced by any of the Notes to be, and thereupon all the same shall forthwith become, immediately due and payable; (2) terminate all Commitments; and (3) exercise any and all other rights pursuant to the Loan Documents.

     8.2 Other Remedies. In addition to and cumulative of any rights or remedies provided in Section 8.1 hereof, if any one or more Events of Default shall have occurred, Lender may proceed to protect and enforce its rights hereunder by any appropriate proceedings, and the Liens evidenced by the Security Documents shall be subject to foreclosure in any commercially reasonable manner. Lender may also proceed to enforce the specific performance of any covenant contained in any of the Loan Documents, to enforce the payment of the Notes, and to enforce any other legal or equitable right provided under any of the Loan Documents or otherwise existing under any law.

     8.3 Remedies Cumulative. No remedy, right or power conferred upon Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

     8.4 Notice and Right to Cure. Any provisions (other than the last sentence of this Section 8.4) herein to the contrary notwithstanding, Lender shall not, as the result of any Curable Event of Default, exercise any remedy provided in any of the Loan Documents unless Lender has previously given written notice of that Curable Event of Default to Borrower and that Curable Event of Default has continued for a certain period (the "Cure Period") after such written notice was so given. With respect to each Curable Event of Default that is a failure to pay, or a default in paying, any amount of money, the Cure Period shall be ten (10) days; and with respect to all other Curable Events of Default, the Cure Period shall be thirty (30) days. As used herein, "Curable Event of Default" means any Event of Default except any event described in Subsections (d), (e), (f), (i), (j), (k), (l), or (m) of Section
8.1. In no event shall Lender have any obligation to advance any funds to Borrower, at a time when an Event of Default or a Default exists.

9.   Miscellaneous.

     9.1 No Waiver. Neither Lender's failure to exercise, nor its delay in exercising, any power or right under the other Loan Documents shall operate as a waiver thereof. Neither any single or partial exercise of any such right or power, nor any abandonment or discontinuance of steps to enforce such a right or power, shall preclude any other exercise thereof or of any other right or power. No course of dealing between Borrower and Lender shall operate as a waiver of any right of Lender. No modification or waiver of any provision of any Loan Document, nor any consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is sought, and then such waiver or consent shall be effective only in the specific instance for which given.

     9.2 Notices. All notices under the Loan Documents shall be in writing and either (i) personally delivered against receipt therefor, (ii) sent by overnight courier against receipt therefor, or (iii) mailed by registered or certified United States mail, return receipt requested, addressed as follows:

          (a)  If to Borrower:

               Steck-Vaughn Company
               8701 North MoPac, Suite 200
               Austin, Texas  78759
               Attention:  Vice President, Finance; with a copy to:

               National Education Corporation
               2601 Main Street
               Irvine, California  92714
               Attention:  General Counsel

          (b)  If to Lender:

               NationsBank of Texas, N.A.
               P.O. Box 908
               Austin, Texas 78781-0908
               (Attention:  Ms. Sylvia H. Maggio);

or to such other address of a party hereto as that party may designate by notice hereunder. Notices shall be deemed to have been given when personally delivered or, if mailed, on the next Business Day after mailing.

     9.3 Governing Law. Each Loan Document shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America. Any legal proceeding against Lender arising out of, or in connection with, any of the Loan Documents shall be brought in the District Courts of Travis County, Texas, or in the United States District Court for the Western District of Texas, Austin Division.

     9.4 Survival; Parties Bound. All representations, warranties, covenants and agreements made by or on behalf of Borrower in connection herewith shall survive the execution and delivery of the Loan Documents, shall not be affected by any investigation made by any Person, shall bind Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns. Lender's agreement to make Loans to Borrower shall not inure to the benefit of any successor or assign of Borrower. The term of this Agreement shall be until the final maturity of all the Notes and the payment of all amounts due under the Loan Documents, whereupon it shall terminate; provided, however, that if Borrower pays all amounts owing under the Loan Documents and agrees in writing that Lender has no further obligations under the Loan Documents, then this Agreement shall terminate.

     9.5 Counterparts. This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts; and each counterpart, when so executed and delivered, shall constitute an original instrument. All such separate counterparts shall constitute but one and the same instrument.

     9.6 Usury Not Intended; Refund of Any Excess Payments. It is the intent of the parties in the execution and performance of this Agreement to contract in strict compliance with the usury laws of the State of Texas and the United States of America from time to time in effect. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the Highest Lawful Rate, and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws and are contracted for, reserved, taken, charged or received under the Loan Documents. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) treat all Loans as but a single extension of credit (and Borrower and Lender agree that such is the case and that provision herein for multiple Loans and Notes is for convenience only), (b) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) "spread" the total amount of interest throughout the entire contemplated term of the Loans. The provisions of this paragraph shall control over all other provisions of the Loan Documents which may be in apparent conflict herewith.

     9.7 Captions. The headings and captions appearing in the Loan Documents have been included solely for convenience and shall not be considered in construing the Loan Documents.

     9.8 Expenses. Any provision to the contrary notwithstanding, and whether or not the transactions contemplated by this Agreement shall be consummated, Borrower shall pay on demand all out-of-pocket expenses (including, without limitation, the fees and expenses of counsel for Lender) in connection with the negotiation, preparation, execution, filing, recording, refiling, re-recording, modification, supplementing and waiver of the Loan Documents and the making, servicing and collection of the Loans. Borrower's obligations under this and the following section shall survive the termination of this Agreement and the payment of the Notes.

     9.9 Indemnification. Borrower shall indemnify, defend and hold Lender harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency and expense (including interest, penalties, attorneys' fees and amounts paid in settlement) to which Lender may become subject arising out of or based upon the Loan Documents or any Loan, except for Lender's failure to perform its obligations under the Loan Documents or any Legal Requirements.

     9.10 Entire Agreement. The Loan Documents embody the entire agreement between Borrower and Lender and supersede all prior proposals, agreements and understandings relating to the subject matter hereof. Each of Lender and Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Loan Documents.

     9.11 Severability. If any provision of any Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

     9.12 Sale or Assignment. Lender reserves the right, in its sole discretion, without notice to Borrower, to sell participations in all or any part of any Loan as long as Lender remains the "lead bank."

     9.13 Loan Agreement Controls. If there are any conflicts or inconsistencies among this Agreement and any of the other Loan Documents, this Agreement shall prevail and control.

     9.14 Commitment. Lender has no commitment to lend sums to Borrower other than as specifically set forth herein.

     9.15 Arbitration.

          (a) Basic Requirements. Any controversy or claim between or among any of the Parties and Lender, including, but not limited to, any claim arising out of or relating to this Agreement or any related agreements or instruments and any claim based on or arising from any alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.) and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any one or more of the Parties, and/or Lender, may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies, in any court having jurisdiction over such action.

          (b) Special Rules. The arbitration shall be (i) conducted in the city of Borrower's domicile at the time of this Agreement's execution, and
     (ii) administered by J.A.M.S., who will appoint an arbitrator. If J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration; and, the arbitrator shall, only upon a showing of cause, be permitted to extend the commencement of such hearing for no more than an additional sixty (60) days.

          (c) Reservation of Rights. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or any waivers contained in this Agreement; or (ii) be a waiver by Lender of the protection afforded to it by 12 U.S.C Paragraph 91 or any substantially equivalent state law; or (iii) limit the right of Lender (a) to exercise self help remedies as permitted by the Texas Uniform Commercial Code - Secured Transactions, or (b) to foreclosure of any lien or security interest against the Collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, or the appointment of a receiver. Lender may exercise such self help rights, cause a foreclosure of any such lien or security interest, or obtain any such provisional or ancillary remedies before, during, or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither Lender's exercise of self help remedies, nor Lender's institution or maintenance of an action for foreclosure or any such provisional or ancillary remedies, shall constitute a waiver of the right of any of the Parties, or Lender, to compel arbitration of the merits of the controversy or claim occasioning resort to such exercise, institution or maintenance.

     9.16 Waiver of Offset Rights. Lender shall have no right to offset any of Borrower's funds or moneys on deposit with Lender against any of Borrower's liabilities or obligations under the Loan Documents; provided, however that this Section 9.16 shall not impair or diminish any security interest granted by Borrower or Lender's rights to enforce any such security interest.

     THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

BORROWER:                          LENDER:

STECK-VAUGHN COMPANY               NATIONSBANK OF TEXAS, N.A.
(a Delaware corporation)           (a national banking association)


By:  /s/                           By: /s/
     _____________________             ________________________
Print Name: Floyd D. Rogers        Print Name: Sylvia H. Maggio
Title: Vice President, Finance     Title: Vice President
       and Treasurer


**EXHIBITS INTENTIONALLY OMITTED;  FURNISHED UPON REQUEST.